Exhibit 10.4

CARR FUTURES INC.
FUTURES ACCOUNT AGREEMENT

In consideration of the acceptance by Carr Futures Inc. ("Carr") of one or more accounts of the undersigned ("Customer") (if more than one account is at any time opened or reopened with Carr, all are covered by this Agreement and are referred to individually and collectively as the "Account"), and Carr's agreement to act as broker, directly or indirectly, or as dealer, for the execution, clearance and/or carrying of transactions for the purchase and sale of commodity interests, including commodities, spot and forward contracts, commodity futures contracts, options on commodity futures contracts, security futures product contracts, and transactions involving the exchange of futures for cash commodities or the exchange of futures in connection with cash commodity transactions, Carr and Customer agree as follows:

1	APPLICABLE RULES AND REGULATIONS
The Account and each transaction therein shall be subject to the terms of this Agreement and to (a) all applicable laws and the regulations, rules and orders (collectively "regulations") of all regulatory and self-regulatory organizations having jurisdiction and (b) the constitution, by-laws, rules, regulations, orders, resolutions, interpretations and customs and usages (collectively "rules") of the market and any associated clearing organization or clearing house (each an "exchange") on or subject to the rules of which such transaction is executed and/or cleared. The reference in the preceding sentence to exchange rules is solely for Carr's protection and Carr's failure to comply therewith shall not constitute a breach of this Agreement or relieve Customer of any obligation or responsibility under this Agreement. Carr shall not be liable to Customer as a result of any action or omission by Carr, its officers, directors, employees or agents to comply with any exchange rule.

2	PAYMENTS TO CARR
Customer agrees to pay to Carr immediately on request (a) commissions, give-up charges, fees and service charges as are in effect from time to time for the Customer, together with all applicable regulatory and self-regulatory organization and exchange fees, charges, including all such fees, charges or costs assessed against Carr with respect to any equity securities of Customer deposited for margin obligations, and taxes; (b) the amount of any debit balance or any other liability that may result from transactions executed for the Account; and (c) interest on such debit balance or liability at the prevailing rate charged by Carr at the time such debit balance or liability arises and service charges on any such debit balance or liability together with any reasonable attorneys' fees and costs incurred in collecting any such debit balance or liability. Customer understands that most of the payment obligations enumerated in subsection (a) above are automatically charged against its Account after each transaction. Customer acknowledges that Carr may charge commissions at other rates to other customers.

3	CUSTOMER'S DUTY TO MAINTAIN ADEQUATE MARGIN
Customer shall at all times maintain adequate margin (also known as "performance bond") in the Account so as continually to meet the original and maintenance margin requirements established by Carr for Customer. Carr may change such requirements from time to time at Carr's discretion upon notice to Customer. Such margin requirements may exceed the margin requirements set. by any exchange or other regulatory authority and may vary from Carr's requirements for other customers.

Customer agrees, when so requested, orally or by written notice, on the business day it is received, unless sooner required by Carr for an intraday requirement, to wire transfer (by the Fed wire system to the account of Carr) margin funds, and to furnish Carr with names of bank officers for immediate verification of such transfers. Customer acknowledges and agrees that Carr may receive and retain as its own any interest, increment, profit, gain or benefit, directly or indirectly accruing from any of the funds Carr receives from Customer.

4.	DELIVERY; OPTION EXERCISE, ASSIGNMENT AND EXPIRATION
A.
Delivery. If Customer desires to make or take delivery under a commodity interest contract, Customer agrees to give Carr timely notice of such intent, for open positions maturing in a current delivery month according to applicable rule and regulations of the exchange or clearing house and Carr's instructions. Sufficient funds to take delivery or the necessary delivery documents must be delivered by Customer to Carr according to Carr's instructions. If funds, documents or Customer's intentions with respect to delivery are not received, Carr may, without notice, either liquidate Customer's position or make or receive delivery on behalf of Customer upon such terms and by such methods as Carr reasonably determines. Customer understands that Carr may, upon prior notice to Customer, establish cut-off times for timely notification that may be earlier than the times established by the applicable rules and regulations of the exchanges or clearing houses to ensure that Carr complies with such rules and regulations. If Customer desires to make or take delivery of a security futures product, Customer agrees to open a securities account pursuant to Carr's Securities and Options Account Agreement to effect such delivery.

If, at any time, Customer fails to deliver to Carr any property previously sold by Carr on Customer's behalf in compliance with commodity interest contracts, or Carr shall deem it necessary (whether by reason of the requirements of any exchange, clearing house or otherwise) to replace any securities, commodity interest contracts, financial instruments, or other property previously delivered by Carr for the Account of Customer with other property of like or equivalent kind or amount, Customer hereby authorizes Carr to borrow or to buy any property necessary to make delivery thereof, or to replace any such property previously delivered, or to deliver the same to such other party or to whom delivery is to be made. Carr may subsequently repay any borrowing or purchase thereof with property purchased or otherwise acquired for the Account of Customer. Customer shall pay Carr for any actual costs, losses and damages from the foregoing, including, but not limited to, consequential damages, penalties and fines that Carr may incur or that Carr may sustain from its inability to borrow or buy any such property.

B.
Option Exercise, Assignment and Expiration. Customer agrees to give Carr timely notice if Customer intends to exercise or abandon an option contract according to the rules and regulations of the exchanges or clearing houses. Customer understands that most exchanges and clearing houses have established cut-off times for the tender of exercise or abandonment instructions, and that an option will become worthless if instructions are not delivered before such expiration time. Customer also understands that certain exchanges and clearing houses will automatically exercise some "in-the-money" options unless instructed otherwise. Customer acknowledges full responsibility for taking action either to exercise or to prevent the exercise of an option contract, as the case may be, and Carr is not required to take any action with respect, to an option contract, including without limitation any action to exercise an option prior to its expiration date, or to prevent the automatic exercise of an option, except upon Customer's express instructions. Customer further understands that Carr may, upon prior notice to Customer, establish exercise instruction cut-off times that may be earlier than the times established by the applicable rules and regulations of the exchanges and clearing houses to ensure that Carr complies with such rules and regulations.

Customer understands that (a) all short option positions are subject to assignment at any time, including positions established on the same day that exercises are assigned, and (b) exercised assignment notices are allocated in a manner that has been approved by the applicable exchanger clearing house from among all Carr customers' short options positions that are subject to assignment.

5	FOREIGN CURRENCY
If Carr enters into any transaction for Customer effected in a currency other than U.S. dollars: (a) any profit or loss caused by changes in the rate of exchange for such currency shall be for Customer's Account and risk and (b) unless another currency is designated in Carr's confirmation of such transaction, all margin for such transaction and the profit or loss on the liquidation of such transaction shall be in U.S. dollars at a rate of exchange determined by Carr on the basis of then prevailing market rates of exchange for such foreign currency.

6	CARR MAY LIMIT POSITIONS HELD
Customer agrees that Carr, upon notice to Customer, may limit the number of open positions (net or gross) that Customer may execute, clear and/or carry with or acquire through it. Customer agrees (a) not to make any trade that would have the effect of exceeding such limits, (b) that Carr may require Customer to reduce open positions carried with Carr and (c) that Carr may refuse to accept orders to establish new positions. Carr may impose and enforce such limits, reduction or refusal whether or not they are required by applicable law, regulations or rules. Customer shall comply with all position limits established by any regulatory or self-regulatory organization or any exchange. In addition, Customer agrees to notify Carr promptly if Customer is required to file position reports with any regulatory or self-regulatory organization or with any exchange.

7	NO WARRANTY AS TO INFORMATION OR RECOMMENDATION
Customer acknowledges that:
a.
Any market recommendations and information Carr may communicate to Customer, although based upon information obtained from sources believed by Carr to be reliable, may be incomplete and not subject to verification;

b.	Carr makes no representation, warranty or guarantee as to, and shall not be responsible for, the accuracy or completeness of any information or trading recommendation furnished to customer;

c.
Recommendations to Customer as to any particular transaction at any given time may differ among Carr's personnel due to diversity in analysis of fundamental and technical factors and may vary from any standard recommendation made by Carr in its research reports or otherwise; and

d.	Carr has no obligation or responsibility to update any market recommendations, research or information it communicates to Customer.

Customer understands that Carr and its officers, directors, affiliates, stockholders, representatives or associated persons may have positions in and may intend to buy or sell commodity interests that are the subject of market recommendations furnished to Customer, and that the market positions of Carr or any such officer, director, affiliate, stockholder, representative or associated person may or may not be consistent with the recommendations furnished to Customer by Carr.

8.	LIMITS ON CARR DUTIES; LIABILITY
Customer agrees:
a.	That Carr has no duty to apprise Customer of news or of the value of any commodity interests or collateral pledged or in any way to advise Customer with respect to the market;

b.	That the commissions, which Carr receives, are consideration solely for the execution, clearing, carrying and reporting of Customers trades;

c.
if there is an Account Manager, an Account Manager's Agreement for the Account Manager will be provided to Carr. The Account Manager specified therein is authorized to exercise discretion and to act on behalf of Customer with respect to the Account.

(1)	Account Manager is duly organized, empowered and authorized to make the representations set forth in Section 17 hereof as if the Account Manager were substituted for the term Customer therein.

(2)	Account Manager shall direct Customer to take such action in respect of the Account as is required of Customer under this Agreement or under the rules and regulations,

(3)
Customer agrees that (1) Account Manager is authorized to act on Customers behalf with respect to the Account, including the authority to select and authorize the payment of executing brokers, and to receive and give communications, instructions and authorizations; and (2) any right of Carr arising in connection with this Agreement is enforceable against all of Customer's assets, notwithstanding that Account Manager may exercise discretion over less than all of the assets of Customer.

(4)
Account Manager represents that it has provided to Customer and Customer represents it has received: (1) a disclosure document concerning such Account Manager's trading advice, including, in the event the Account Manager will trade options, the options strategies to be utilized, or (2) a written statement explaining why Account Manager is not required under applicable law to provide such a disclosure document to Customer; and

(5)
Customer acknowledges, understands and agrees that (1) any communication, notice, report, statement, advice or information given to Account. Manager by Carr or received from Account Manager by Carr in respect of the Account, shall be deemed to have been given to, or received from, Customer as the case may be; (2) any decision, instruction or action of, or authorization by, Account Manager in respect of the Account shall be deemed to constitute the decision, instruction, action or authorization of Customer; (3) Customer has carefully examined the provision of the documents by which it has given trading authority or control over the Account to the Account Manager and understands fully the obligations which it has assumed by executing such document; (4) Carr is in no way responsible for any loss to Customer occasioned by the actions of the Account Manager and Carr does not by implication or otherwise endorse the operating methods or trading strategies or programs of the Account Manager; and (5) Customer gives the Account Manager authority to exercise Customer's rights over the Account, and does so at its own risk.

d.
That Carr or its shareholders, directors, officers, employees, agents, affiliates and controlling persons shall have no liability for damages, claim/ losses or expenses caused by any errors, omissions or delays: (a) of sub-agents employed by Carr, which are not affiliates of Carr provided that Carr has used reasonable care in their selection; or (b) of Carr itself, except those caused by Carr's negligence or willful misconduct.

9	EXTRAORDINARY EVENTS
Customer agrees that Carr shall have no liability for damages, claims, losses or expenses caused by any errors, omissions or delays resulting from an act, condition or cause beyond the reasonable control of Carr, including, but not limited to: war; insurrection; riot; strike; act of God; fire; flood; extraordinary weather conditions; accident; action of government authority; action of exchange, clearing house or clearing organization; communications or power failure; equipment or software malfunction (including any electronic order routing or direct execution trading system or facility); error, omission or delay in the report of transactions; prices, exchange rates or other market or transaction information; or the insolvency, bankruptcy, receivership, liquidation or other financial difficulty of any bank, clearing broker, exchange, market, clearing house or clearing organization.

10	INDEMNIFICATION OF CARR, CONTRIBUTION AND REIMBURSEMENT
a.
To the extent permitted by law, Customer agrees to indemnify and hold harmless Carr and its shareholders, directors, officers, employees, agents, affiliates and controlling persons against any liability for damages, claims, losses or expenses which they may incur as a result, directly or indirectly of: (x) Customer's violation of federal or state laws or regulations, or of rules of any exchange or self-regulatory organization; (y) any other breach of this Agreement, by Customer; or (z) Customer's failure to timely deliver any security, commodity or other property previously sold by Carr on Customer's behalf. Such damages, claims, losses or expenses shall include reasonable legal fees and all expenses, costs of settling claims, interest, and fines or penalties imposed by the exchanges, self regulatory organization or governmental authority.

11	NOTICES; TRANSMITTALS
Carr shall transmit all communications to Customer at Customer's address, facsimile or telephone number set forth below or to such other address as Customer may hereafter direct in writing. Customer shall transmit all communications to Carr regarding this Agreement (except routine inquiries concerning the Account) to 10 South Wacker Drive, Suite 1100, Chicago, Illinois 60606; facsimile, (312) 441-4264, Attention: Legal Department. All payments and deliveries to Carr shall be made as instructed by Carr from time to time and shall be deemed received only when actually received by Carr.

12	CONFIRMATION
All confirmations, correction notices and account statements (collectively, "Statements") shall be submitted to Customer and shall be deemed to be accurate unless the Customer notifies Carr of any objection thereto prior to the opening of trading on the contract market on which such transaction occurred on the business day following the day on which Customer receives such Statement; provided that, with respect to monthly Statements, Customer may notify Carr of any objection thereto within three business days after receipt of such monthly Statement, provided the objection could not have been raised at the time the prior Statement, e.g. confirmations and correction notices, was received by the Customer as provided for above. Any such notice of objection, if given orally, shall be confirmed promptly in writing by the Customer. Neither Customer nor Carr shall be bound by any transaction or price reported in error.

13	SECURITY INTEREST
Customer hereby grants to Carr a first lien upon and a security interest, in any and all cash, securities, whether certificated or uncertificated, security entitlements, investment property, financial assets, foreign currencies, commodity interests, commodity accounts, commodity contracts and other property (including securities and options) and the proceeds of all of the foregoing (together the "Collateral") belonging to Customer or in which Customer may have an interest, now or in the future, and held by Carr or in Carr's control or carried in any of Customer's Accounts, or in Customer's accounts carried under other agreements with Carr or its affiliates. Such security interest is granted as security for the performance by Customer of its obligations hereunder and for the payment of all loans and other liabilities which Customer has or may in the future have to Carr, whether under this Agreement or any other agreement between the parties hereto. Customer agrees to execute such further instruments, documents, filings and agreements as may be requested at any time by Carr in order to perfect, and maintain perfected the foregoing lien and security interest. Carr, in its discretion, may liquidate any Collateral to satisfy any margin or Account deficiencies or to transfer the Collateral to the general ledger account of Carr. Terms defined in the Uniform Commercial Code, as enacted in the State of Illinois, shall for purposes of this paragraph have the meanings set forth therein.

In the event that the provisions of Section 13, which relate to Collateral in any account carried by Carr for Customer other than an Account established hereunder, conflict with the agreement under which such other account was established, such other agreement between Carr and Customer shall take precedence over the provisions of this Section 1 3.

14	TRANSFER OF FUNDS
At any time and from time to time, Carr may transfer from one account to another account in which Customer has any interest, such excess funds, equities, securities or other property as in Carr's judgment may be required for margin, or to reduce any debit balance or to reduce or satisfy any deficits in such other accounts except that no such transfer may be made from a segregated account subject to the Commodity Exchange Act to another account maintained by Customer unless either Customer has authorized such transfer in writing or Carr is effecting such transfer to enforce Carr's security interest pursuant to Section 13. Carr promptly shall confirm all transfers of funds made pursuant hereto to Customer in writing.

15	CARR'S RIGHT TO LIQUIDATE CUSTOMER POSITIONS
In addition to all other rights of Carr set forth in this Agreement:
a.	When directed or required by a regulatory or self-regulatory organization or exchange having jurisdiction over Carr or the Account;

b.	Whenever, in its discretion, Carr considers it necessary for its protection because of margin requirements or otherwise;

c.
If Customer or any affiliate of Customer repudiates, violates, breaches or fails to perform on a timely basis any term, covenant or condition on its part to be performed under this Agreement or another agreement with Carr or an affiliate of Carr; and such repudiation, violation, breach, or failure continues for (3) business clays after notice thereof from Carr or an affiliate of Carr, except that such grace period shall not be applied to a term, covenant, or condition that relates to any financial obligations on Customer's part, including, but not limited to, the payment of margin or any delivery requirements;

d.
If a case of bankruptcy is commenced or if a proceeding under any insolvency or other law for the protection of creditors or for the appointment of a receiver, liquidator, trustee, conservator, custodian or similar officer is filed by or against Customer or any affiliate of Customer or if Customer or any affiliate of Customer makes or proposes to make any arrangement or composition for the benefit of its creditors, or if Customer or (any such affiliate) or any or all of its property is subject to any agreement, order, judgment or decree providing for Customer's dissolution, winding-up, liquidation, merger, consolidation, reorganization or for the appointment of a receiver, liquidator, trustee, conservator, custodian or similar officer of Customer, such affiliate or such property;

e.	In the case of a natural person, Carr is informed of Customers death or mental incapacity; or

f.	If an attachment or similar order is levied against the Account or any other account maintained by a Customer or any affiliate of Customer with Carr or an affiliate of Carr;

Carr shall have the right to (i) satisfy any obligations due Carr out of any Customers property (also referred to as "Collateral") in Carr's custody or control, (ii) liquidate any or all of Customer's commodity interest positions, such liquidation shall include transactions involving the exchange of futures for cash commodities or the exchange of futures in connection with cash commodity transactions (iii) cancel any or all of Customer's outstanding orders, (iv) treat any or all of Customer's obligations due Carr as immediately due and payable, (v) sell any or all of Customer's property in Carr's custody or control in such manner as Carr determines to be commercially reasonable, and/or (vi) terminate any or all of Carr's obligations for future performance to Customer, all without any notice to or demand on Customer, if deemed necessary by Carr. Any action hereunder may be made in any commercially reasonable manner. Customer agrees that a prior demand, call or notice shall not be considered a waiver of Carr's right to act without demand or notice as herein provided, that Customer shall at all times be liable for the payment of any debit balance owing in each Account upon demand whether occurring upon a liquidation as provided under this Section 15 or otherwise under this Agreement, and that, in all cases Customer shall be liable for any deficiency remaining in each Account in the event of liquidation thereof in whole or in part together with interest thereon and all costs relating to liquidation and collection (including reasonable attorneys' fees). In the event that the provisions of Section 15, which relate to Collateral in any account carried by Carr for Customer other than an Account instituted hereunder, conflict with the agreement under which such other account was instituted, such other agreement between Carr and Customer shall take precedence over the provisions of this Section 1 5.

16.	CARR'S RIGHT TO SET-OFF
Any amount payable to Carr by the Customer in the case where an event under Section 15 has occurred, will, at the option of Carr, be reduced by its set-off against any amounts payable by Carr or any affiliate of Carr to Customer under this Agreement or any other agreement between Carr or any affiliate of Carr and Customer, or instrument or undertaking in favor of Carr or an affiliate of Carr (the "Carr payable amount"). The Carr payable amount will be discharged promptly and in all respects to the extent it is so set-off. Carr will give notice to Customer of any set-off effected under this Section 16. If a Customer's obligation to Carr or an affiliate is unascertained, Carr may, in good faith, estimate that obligation and set off any amount owing by Carr or any affiliate to Customer on any account, in respect of the estimate, which amount will be revised when the obligation is ascertained. This Section and Section 15 shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which Carr is at any time otherwise entitled whether by operation of law, contract or otherwise. For purposes of this Section and Section 15, an "affiliate" of Carr shall mean: Credit Agricole Indosuez, Carr Futures SNC, Carr Futures Pte Ltd., Credit Agricole Indosuez Securities (Japan) Limited, and Altura Markets, A.V, S.A.

17.	CUSTOMER REPRESENTATIONS, WARRANTIES AND AGREEMENTS
Customer represents and warrants to and agrees with Carr that:
a.	Customer has full power and authority to enter into this Agreement and to engage in the transactions and perform its obligations hereunder and contemplated hereby, and:
(i)
If Customer is a corporation or partnership, Customer represents and warrants that (a) it is duly organized and in good standing under the laws of the jurisdiction in which it. is established and in every state in which it does business; (b) is empowered to enter into and perform this Agreement and to effectuate transactions in commodity interests, financial instruments and foreign currency as contemplated hereby; and (c) no person or entity has any interest in or control of the Account to which this Agreement pertains except as disclosed by Customer to Carr in writing.

(ii)
If Customer is a trust, Customer represents and warrants that (a) it is a duly formed and existing trust under the laws of the state of its formation or such other laws as are applicable, including ERISA or similar state law, and the party or parties designated as trustee or trustees by Customer to Carr in writing submitted herewith constitute the only or all of the proper trustees thereof; (b) the trustee or trustees are empowered to enter into and perform this Agreement and to effectuate transactions in commodity interests, financial instruments, and foreign currency as contemplated hereby; (c) the trustee or trustees make the representations set forth in Section 1 7 hereof as if the term trustee(s) were substituted for the term Customer therein; and (d) no person or entity has any interest in or control of the Account to which this Agreement pertains except as disclosed by Customer to Carr in writing.

b.
To the best of its knowledge, neither Customer nor any partner, director, officer, member, manager or employee of Customer nor any affiliate of Customer is a partner, director, officer, member, manager or employee of a futures commission merchant, introducing broker, bank, broker-dealer, exchange or self-regulatory organization or an employee or commissioner of the Commodity Futures Trading Commission (the "CFTC"), except as previously disclosed in writing to Carr; The General Partner is a broker dealer.

c.
Any financial statements or other information furnished in connection therewith are true, correct and complete. Except as disclosed in writing, (i) Customer is not a commodity pool or is exempt from registration under the rules of the CFTC, and (ii) Customer is acting solely as principal and no one other than Customer has any interest in any Account of Customer. Customer hereby authorizes Carr to contact such banks, financial institutions and credit agencies as Carr shall deem appropriate for verification of the information contained herein. The General Partner is a commodity pool operator and an introducing broker. The Customer is a commodity pool.

d.
Customer has determined that trading in commodity interests is appropriate for Customer, is prudent in all respects and does not and will not violate Customer's charter or by-laws (or other comparable governing document) or any law, rule, regulation, judgment, decree, order or agreement to which Customer or its property is subject or bound;

e.
As required by CFTC regulations, Customer shall create, retain and produce upon request of the applicable contract market, the CFTC or other regulatory authority documents (such as contracts, confirmations, telex printouts, invoices and documents of title) with respect to cash transactions underlying exchanges of futures for cash commodities or exchange of futures in connection with cash commodity transactions;

f.
Customer consents to the electronic recording, at Carr's discretion, of any or all telephone conversations with Carr (without automatic tone warning device), the use of same as evidenced by either party in any action or proceeding arising out of the Agreement and in Carr's erasure, at its discretion, of any recording as part of its regular procedure for handling of recordings;

g.
Absent a separate written agreement, between Customer and Carr with respect to give-ups, Carr, in its discretion, may, but shall have no obligation to, accept from other brokers commodity interest transactions executed by such brokers on an exchange for Customer and proposed to be "given-up" to Carr for clearance and/or carrying in the Account;

h.
Carr, for and on behalf of Customer, is authorized and empowered to place orders for commodity interest transactions through one or more electronic or automated trading or order routing systems maintained or operated by or under the auspices of an exchange or by Carr, or any third party vendors, that Carr shall not be liable or obligated to Customer for any losses, claims, damages, liabilities, costs or expenses (including but not limited to loss of profits, loss of use, direct or indirect incidental or consequential damages) incurred or sustained by Customer and arising in whole or in part, directly or indirectly, from any error, fault, failure, inadequate performance or nonperformance, delay, omission, malfunction, inaccuracy or termination of an electronic trading system or order routing system or Carr's inability to enter, cancel or modify an order on behalf of Customer on or through an electronic trading system or order routing system. The provisions of this Section 17(h) shall apply regardless of whether any customer claim arises in contract, negligence, tort, strict liability, breach of fiduciary obligations or otherwise; and

i.
Carr shall be entitled to rely on any instructions, notices and communications, whether oral or in writing, that it reasonably believes to be from an individual authorized to act on behalf of Customer, including, but not limited to, any individual(s) identified in writing by Customer as authorized to act on its behalf, and Customer shall be bound thereby. Customer hereby waives any defense that any such instruction was not in writing as may be required by the relevant statutes or any other similar law, rule or regulation.

j.
If Customer is subject to the Financial Institution Reform, Recovery and Enforcement Act of 1989, the certified resolutions set forth following this Agreement have been caused to be reflected in the minutes of Customer's Board of Directors (or other comparable governing body) and this Agreement is and shall be, continuously from the date hereof, an official record of Customer.

k.	Customer is aware of and agrees to be bound by the rules of the NASD applicable to the trading of security futures product contracts.

l.	Customer is aware of and agrees not to violate applicable security futures product position limits.

m.	Customer acknowledges that Carr has furnished it with a copy of the current Security Futures Risk Disclosure Statement and disclosures required by NQLX Rule 372(a)(2) for pre-negotiated transactions.

Customer agrees to promptly notify Carr in writing if any of the warranties and representations contained in this Section 1 7 become inaccurate or in any way cease to be true, complete and correct.

18	CARR'S REPRESENTATIONS AND WARRANTIES
Carr represents and warrants that:
a.	Carr is registered as a futures commission merchant with the CFTC and is a member of the National Futures Association.

b.
Carr has all requisite authority, whether arising under applicable federal or state laws and rules and regulations, or the rules and regulations of any contract, market or other self-regulatory organization to which Carr is subject, to enter into this Agreement.

c.	This Agreement does not violate any applicable law, any judgment, order or agreement to which Carr or any of its property is subject or by which it or its property is bound,

d.
This Agreement is a valid and binding agreement of Carr enforceable against Carr in accordance with its terms and the person signing and delivering the Agreement is duly authorized to do so on behalf of Carr.

19	SUCCESSORS AND ASSIGNS
This Agreement shall inure to the benefit of Carr, its successors and assigns, and shall be binding upon Customer and Customer's executors, trustees, administrators, successors and assigns, provided, however, that this Agreement is not assignable by Customer without the prior written consent of Carr, which consent shall not be unreasonably withheld if such assignment is approved in accordance with Carr's credit policies and procedures.

20	MODIFICATION OF AGREEMENT; NON-WAIVER PROVISION
This Agreement may only be altered, modified or amended by mutual written consent of the parties. The rights and remedies conferred upon the parties shall be cumulative, and its forbearance to take any remedial action available to it under this Agreement shall not waive its right at any time or from time to time thereafter to take such action.

21	SEVERABILITY
If any term or provision hereof or the application thereto to any persons or circumstances shall to any extent be contrary to any exchange, government or self-regulatory regulation or contrary to any federal, state or local law or otherwise be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is contrary, invalid or unenforceable, shall not be affected thereby.

22	CAPTIONS
All captions used herein are tor convenience only, are not a part of this Agreement, and are not to be used in construing or interpreting any aspect of this Agreement.

23	TERMINATION
This Agreement shall continue in force until written notice of termination is given by Customer or Carr. Termination shall not relieve either party of any liability or obligation incurred prior to such notice. Upon giving or receiving notice of termination, Customer will promptly take all action necessary to transfer all open positions in each Account to another futures commission merchant.

24	ENTIRE AGREEMENT
This Agreement constitutes the entire agreement between Customer and Carr with respect to the subject matter hereof and supersedes any prior agreements between the parties with respect to such subject matter.

25	GOVERNING LAW; CONSENT TO JURISDICTION
a.
In case of a dispute between Customer and Carr arising out of or relating to the making or performance of this Agreement or any transaction pursuant to this Agreement, (i) this Agreement and its enforcement shall be governed by the laws of the State of Illinois without regard to principles of conflicts of laws, and (ii) Customer will bring any legal proceeding against Carr in, and Customer hereby consents in any legal proceeding by Carr to the jurisdiction of, any state or federal court located within Chicago, Illinois, in connection with all legal proceedings arising directly, indirectly or otherwise in connection with, out of, related to or from Customer's Account, transactions contemplated by this Agreement or the breach thereof. Customer hereby waives all objections Customer, at any time, may have as to the propriety of the court in which any such legal proceedings may be commenced. Customer also agrees that any service of process mailed to Customer at any address specified to Carr shall be deemed a proper service of process on the undersigned. Customer agrees that venue of ail proceedings shall be in Chicago, Illinois.

b.
Notwithstanding the provisions of Section 25(a)(ii), Customer may elect at this time to have all disputes described in this Section resolved by arbitration. To make such election, Customer must sign the Arbitration Agreement set forth in Section 26. Notwithstanding such election, any question relating to whether Customer or Carr has commenced an arbitration proceeding in a timely manner, whether a dispute is within the scope of the Arbitration Agreement or whether a party (other than Customer or Carr) has consented to arbitration and all proceedings to compel arbitration shall be determined by a court as specified in Section 25(a)(ii).

26	ARBITRATION AGREEMENT (OPTIONAL)
Every dispute between Customer and Carr arising out of or relating to the making or performance of this Agreement or any transaction pursuant to this Agreement, shall be settled by arbitration in accordance with the rules, then in effect, of the National Futures Association, the contract market upon which the transaction giving rise to the claim was executed, or the National Association of Securities Dealers as Customer may elect. If Customer does not make such election by registered mail addressed to Carr at 10 South Wacker Drive, Suite 1100, Chicago, Illinois 60606, Attention: Legal Department, within 45 days after demand by Carr that the Customer make such election, then Carr may make such election. Carr agrees to pay any incremental fees which may be assessed by a qualified forum for making available a "mixed panel" of arbitrators, unless the arbitrators determine that Customer has acted in bad faith in initiating or conducting the proceedings. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

THREE FORUMS EXIST FOR THE RESOLUTION OF COMMODITY DISPUTES: CIVIL COURT LITIGATION, REPARATIONS AT THE COMMODITY FUTURES TRADING COMMISSION ("CFTC") AND ARBITRATION CONDUCTED BY A SELF-REGULATORY OR OTHER PRIVATE ORGANIZATION.
THE CFTC RECOGNIZES THAT THE OPPORTUNITY TO SETTLE DISPUTES BY ARBITRATION MAY IN SOME CASES PROVIDE MANY BENEFITS TO CUSTOMERS, INCLUDING THE ABILITY TO OBTAIN AN EXPEDITIOUS AND FINAL RESOLUTION OF DISPUTES WITHOUT INCURRING SUBSTANTIAL COSTS. THE CFTC REQUIRES, HOWEVER, THAT EACH CUSTOMER INDIVIDUALLY EXAMINE THE RELATIVE MERITS OF ARBITRATION AND THAT YOUR CONSENT TO THIS ARBITRATION AGREEMENT BE VOLUNTARY.
BY SIGNING THIS AGREEMENT, YOU (1) MAY BE WAIVING YOUR RIGHT TO SUE IN A COURT OF LAW AND (2) ARE AGREEING TO BE BOUND BY ARBITRATION OF ANY CLAIMS OR COUNTERCLAIMS WHICH YOU OR CARR MAY SUBMIT TO ARBITRATION UNDERTHIS AGREEMENT. YOU ARE NOT, HOWEVER, WAIVING YOUR RIGHT TO ELECT INSTEAD TO PETITION THE CFTC TO INSTITUTE REPARATIONS PROCEEDINGS UNDER SECTION 14 OF THE COMMODITY EXCHANGE ACT WITH RESPECT TO ANY DISPUTE WHICH MAY BE ARBITRATED PURSUANT TO THIS AGREEMENT. IN THE EVENT A DISPUTE ARISES, YOU WILL BE NOTIFIED IF CARR INTENDS TO SUBMIT THE DISPUTE TO ARBITRATION. IF YOU BELIEVE A VIOLATION OF THE COMMODITY EXCHANGE ACT IS INVOLVED AND IF YOU PREFER TO REQUEST A SECTION 14 "REPARATIONS" PROCEEDINGS BEFORE THE CFTC, YOU WILL HAVE 45 DAYS FROM THE DATE OF SUCH NOTICE IN WHICH TO MAKE THAT ELECTION.
YOU NEED NOT AGREE TO THIS ARBITRATION AGREEMENT TO OPEN AN ACCOUNT WITH CARR.
See 17 CFR 166.5.
Acceptance of this arbitration agreement requires a separate signature on page 14.

27	CONSENT TO TAKE THE OTHER SIDE OF ORDERS (OPTIONAL)
Without its prior notice, Customer agrees that when Carr executes sell or buy orders on Customer's behalf, Carr, its directors, officers, employees, agents, affiliates, and any floor broker may take the other side of Customer's transaction through any Account of such person subject to its being executed at prevailing prices in accordance with and subject to the limitations and conditions, if any, contained in applicable rules and regulations.

28	AUTHORIZATION TO TRANSFER FUNDS (OPTIONAL)
Without limiting other provisions herein, Carr is authorized to transfer from any segregated account subject to the Commodity Exchange Act carried by Carr for the Customer to any other account carried by Carr for the Customer such amount of excess funds as in Carr's judgment may be necessary at any time to avoid a margin call or to reduce a debit balance in said account. It is understood that Carr will confirm in writing each such transfer of funds made pursuant to this authorization within a reasonable time after such transfer.

29	ELECTRONIC TRANSMISSION OF STATEMENTS (OPTIONAL)
Customer elects and consents to receive statements of transactions and statements of account solely by electronic means, including without limitation, by electronic mail or facsimile. Customer shall not incur any costs or fees in connection with the receipt of such statements by electronic transmission.

By subscribing to electronic document delivery; the Customer understands and agrees to the following:
a.
Postal delivery of trade confirmations and/or monthly statements is terminated. These electronic documents carry the same information and responsibilities and will replace the trade confirmations and/or monthly statements the Customer currently receives through the U.S. Postal Service. The Customer will not receive any other notice regarding the delivery of electronic documents, and the Customer takes sole responsibility for promptly notifying Carr in the event that documents fail to be properly delivered electronically.

b.
The Customer has the ability to access and to receive electronic documents. The Customer must maintain the ability to open electronic documents. There are minimum computer hardware and software requirements necessary to enable the Customer to receive and view electronic documents, and the Customer will maintain those requirements or will notify Carr promptly of the inability to view electronic documents. The Customer has, and will maintain, a valid and current e-mail address. The Customer will promptly notify Carr of any change in the e-mail address.

c.
The Customer has the right to request and receive a written confirmation of a specific trade and/or monthly statement, though the Customer recognizes that the electronic documents can be printed and/or saved to a local computer drive or other storage media for later access and review.

d.
The Customer may unsubscribe to this service. The Customer may terminate the option to receive electronic document delivery at any time by notifying Carr in writing. Carr reserves the right to terminate this service at any time without notice and to deliver documents via postal mail.

30.	SUBORDINATION AGREEMENT
(Applies only to Accounts with funds held in foreign currencies)
Funds of customers trading on United States contract markets may be held in accounts denominated in a foreign currency with depositories located outside or inside the United States or its territories if the customer is domiciled in a foreign country or if the funds are held in connection with contracts priced and settled in a foreign currency. Such accounts are subject to the risk that events could occur which hinder or prevent the availability of these funds for distribution to customers. Such accounts also may be subject to foreign currency exchange rate risks.

If authorized below, Customer authorizes the deposit of funds into such depositories. For customers domiciled in the United States, this authorization permits the holding of funds in regulated accounts only if such funds are used to margin, guarantee, or secure positions in such contracts or accrue as a result of such positions. In order to avoid the possible dilution of other customer funds, a customer agrees by accepting this subordination agreement that his claims based on such funds will be subordinated as described below in the unlikely event both of the following conditions are met: (1) Carr is placed in receivership or bankruptcy, and (2) there are insufficient funds available for distribution denominated in the foreign currency as to which the customer has a claim to satisfy all claims against those funds.

By initialing the Subordination Agreement below, Customer agrees that if both of the conditions listed above occur, its claim against Carr's assets attributable to funds held overseas in a particular foreign currency may be satisfied out of segregated customer funds held in accounts denominated in dollars or other foreign currencies only after each customer whose funds are held in dollars or in such other foreign currencies receives its pro-rata portion of such funds. It is further agreed that in no event may a customer whose funds are so held receive more than its pro-rata share of the aggregate pool consisting of funds held in dollars, funds held in the particular foreign currency, and non-segregated assets of Carr.

OPTIONAL ELECTIONS/ACKNOWLEDGMENT

The following provisions, which are set forth in this Agreement, need not be entered into to open the Account. Customer agrees that its optional elections are as follows:

Signature required for each election
ARBITRATION AGREEMENT:
(Agreement Paragraph 26)		(Date)

CONSENT TO TAKE THE OTHER SIDE	/s/ Ken Steben	January 21, 2004
OF ORDERS: (Agreement Paragraph 27)		(Date)

AUTHORIZATION TO TRANSFER FUNDS:	/s/ Ken Steben	January 21, 2004
(Agreement Paragraph 28)		(Date)

CONSENT TO RECEIVE STATEMENTS	/s/ Ken Steben	January 21, 2004
BY ELECTRONIC TRANSMISSION:		(Date)
(Agreement Paragraph 29)

ACKNOWLEDGMENT OF SUBORDINATION	/s/ Ken Steben	January 21, 2004
AGREEMENT: (Agreement Paragraph 30)		(Date)
(Required for accounts holding non-U.S. currency)

HEDGE ELECTION

m
Customer confirms that all transactions in the Account will represent bona fide hedging transactions, as defined by the Commodity Futures Trading Commission, unless Carr is notified otherwise not later than the time an order is placed for the Account:

Pursuant to CFTC Regulation 190.06(d), Customer specifies and agrees, with respect to hedging transactions in the Account, that in the unlikely event of Carr's bankruptcy, it prefers that the bankruptcy trustee [check appropriate box]:

A)	m	Liquidate all open contracts without first seeking instructions either from or on behalf of Customer.
B)	m	Attempt to obtain instructions with respect to the disposition of all open contracts.
(If neither box is checked, Customer shall be deemed to elect A).
—	Special Notice to Foreign Brokers and Foreign Traders
—	LIFFE ANNEX

SECURITY FUTURES PRODUCT REGULATORY PROTECTIONS AND ACCOUNT ELECTIONS

This disclosure document is furnished to a customer that desires to engage in the trading of securities futures products pursuant to §41.41(b) of the Commodity Exchange Act and §240.15c3-3(o) of the Securities Exchange Act of 1934.

1
Set forth below are descriptions of protections provided by the requirements set forth (i) under the Securities Exchange Act Rule 15c3-3 and the Securities Investor Protection Act of 1970 applicable to a securities account and (ii) under Section 4d of the Commodity Exchange Act applicable to a futures account.

A. Protections for Securities Accounts. Positions in security futures products carried in a securities account are covered by SEC rules governing the safeguarding of customer funds and securities, which are Section 15(c)(3) of the Securities Exchange Act of 1934 and Rule 1 5c3-3 thereunder. Carr Futures Inc. ("Carr Futures") is required to follow these rules as a broker/dealer. These rules prohibit a broker/dealer from using customer funds and securities to finance its business. As a result, the broker/dealer is required to set aside funds equal to the net of all its excess payables to customers over receivables from customers. The rules also require a broker/dealer to segregate all customer fully paid and excess margin securities carried by the broker/dealer for customers.

The Securities Investor Protection Corporation ("SIPC") also covers positions held in securities accounts. SIPC was created in 1970 as a non-profit, non-government, membership corporation, funded by member broker/dealers. Its primary role is to return funds and securities to customers if the broker/dealer holding these assets becomes insolvent. SIPC coverage applies to customers of current (and in some cases former) SIPC members. Most broker/dealers registered with the SEC are SIPC members; those few that are not must disclose this fact to their customers. SIPC members must display an official sign showing their membership. Carr Futures is a member of SIPC.

SIPC coverage is limited to $500,000 per customer, including up to $100,000 for cash. For example, if a customer has 1,000 shares of XYZ stock valued at $200,000 and $10,000 cash in the account, both the security and the cash balance would be protected. However, if the customer has shares of stock valued at $500,000 and $100,000 in cash, only a total of $500,000 of those assets will be protected.

For purposes of SIPC coverage, customers are persons who have securities or cash on deposit with a SIPC member for the purpose of, or as a result of, securities transactions. SIPC does not protect customer funds placed with a broker/dealer just to earn interest. Insiders of the broker/dealer, such as its owners, officers, and partners, are not customers for purposes of SIPC coverage.

B. Protections for Futures Accounts. Protections for Futures Accounts. If positions in security futures products are carried in a futures account, they must, be segregated from a futures commission merchants' ("FCMs") or brokerage firm's own funds and cannot, be borrowed or otherwise used for the firm's own purposes according to Section 4d of the Commodity Exchange Act and the rules thereunder. Carr Futures is a registered FCM and is required to follow these rules. If the funds are deposited with another entity (e.g., a bank, clearing broker, or clearing organization), that entity must acknowledge that the funds belong to customers and cannot, be used to satisfy the FCM's debts. Moreover, although a brokerage firm may carry funds belonging to different customers in the same bank or clearing account, it may not use the funds of one customer to margin or guarantee the transactions of another customer. As a result, the brokerage firm must add its own funds to its customers' segregated funds to cover customer debits and deficits. Brokerage firms must calculate their segregation requirements daily.

A customer may not be able to recover the full amount of any funds in its account if, in the unlikely event, Carr Futures becomes insolvent and has insufficient funds to cover its obligations to all of its customers. However, customers with funds in segregation receive priority in bankruptcy proceedings. Furthermore, all customers whose funds are required to be segregated have the same priority in bankruptcy, and there is no ceiling on the amount of funds that must be segregated for or can be recovered by a particular customer.

Please be aware that a futures account, including any contracts that may be defined as security futures products that are maintained in that account, is not provided with any protections under the Securities Investor Protection Act of 1 970.

Carr Futures is also required to separately maintain funds invested in security futures contracts traded on a foreign exchange (foreign security futures contract). However, these funds may not receive the same protections once they are transferred to a foreign entity (e.g., a foreign broker, exchange or clearing organization) to satisfy margin requirements for those products.

2	Customer may choose or elect, to hold its positions in and margin for security futures products ("SFPs") in either a securities account or futures account established and maintained by Carr Futures.

3	Customer's election of account type for positions in and related margin for SFPs shall be made by completing the Account Election Form attached and returning it to Carr Futures.

4	Customer may not change an election of account type after trading has commenced in SFPs.

5
The regulatory protections afforded a customer in connection with trading in security futures products differ depending on whether the positions are carried in a securities account or a futures account. If positions are carried in a securities account, Customer will not receive the protections available for futures accounts. Similarly, if positions are carried in a futures account, Customer will not receive the protections available for securities accounts.

Futures Account Election
❒	Customer elects to hold positions in and related margin for securities futures products in a futures account established by Carr Futures pursuant to Carr Futures' Futures Account Agreement.
(Please note if you elect to trade security futures products in a futures account, you must also complete account paperwork to open a securities account in the event that you take delivery on a security futures product.)
or

Securities Account Election
❒
Customer elects to hold positions in and related margin for securities futures products in a securities account established by Carr Futures pursuant to Carr Futures' Securities & Options Account Agreement.

(Please note if you elect to trade security futures products in a securities account, you must also complete account paperwork to open a securities account)

(Name of Customer)

By:

Name:

Title:

Date:

ACKNOWLEDGMENT OF RECEIPT OF RISK DISCLOSURE STATEMENTS
The undersigned hereby acknowledges its separate receipt from Carr, and its understanding of each of the following documents prior to the opening of the Account:
●	Risk Disclosure Statement for Futures and Options
●	Electronic Trading and Order Routing Systems Disclosure Statements
●	CME Average Pricing System Disclosure Statement
●	Special Notice to Foreign Brokers and Foreign Traders
●	LIFFE ANNEX

REQUIRED CUSTOMER SIGNATURES
The undersigned has received, read, understands and agrees to all the provisions of this Agreement and the separate risk disclosure statements enumerated above and agrees to promptly notify Carr in writing if any of the warranties and representations contained herein become inaccurate or in any way cease to be true, complete and correct.

SAGE FUND LP
Customer name(s)

/s/ Ken Steben	January 21, 2004
Authorized signature(s)	Date

Ken Steben, President of the General Partner
[If applicable, print name and title of signatory]

CARR FUTURES INC.
Accepted and Agreed:
Carr Futures Inc.

By:	By:

Title:	Title:

Date:	Date:

CARR FUTURES

Chicago
Carr Futures Inc.
10 South Wacker Drive
Suite 1100
Chicago, Illinois 60606
1 312 441-4200
FAX: 1 312 441-4264

Carr Futures Inc.
150 South Wacker Drive
Suite 1500
Chicago, Illinois 60606
1 312 762-1000
FAX: 1 312 762-1001

New York
Carr Futures Inc. 666 Third Avenue
14th Floor
New York, New York 10017
1 212 453-6000
FAX: 1 212 453-6181

CARR FUTURES

Chicago ❖ Houston ❖ London  ❖ Madrid ❖ New York  ❖  Paris  ❖ Seoul  ❖ Singapore  ❖ Tokyo

☐	PARTNERSHIP AUTHORIZATION

The undersigned hereby certifies that Steben & Company, Inc. ("Steben") is the general partner of SAGE FUND, LP, a partnership organized and existing under the laws of the State of Maryland (the "Partnership"), that Steben is authorized and empowered to act on behalf of the Partnership, and that the Partnership is authorized to trade in commodity interests, including but not limited to, physical commodities, contracts for future delivery, deferred delivery contracts, commodity options and security futures products.

The undersigned further certifies that each of the persons named below, acting singly, is authorized and empowered to open an Account(s) with Carr Futures Inc. ("Carr") for the purchase or sale of commodity interests for and in the name of the Partnership, and to execute a Futures Account Agreement in the name of and on behalf of the Partnership with Carr in order to open such Account(s), and that any one of the following individuals, acting alone, is authorized to act for the Partnership and its members in every respect concerning said Account(s) and to do all things necessary or incidental to the conduct and trading of said Account(s):

NAME	TITLE

Kenneth E. Steben	President

Brian Hull	Vice President Operations

Michael Bulley	Chief Financial Officer

In consideration of Carr's maintaining the Account(s) of the Partnership and agreeing to act as broker for the Account(s) of the Partnership, the undersigned agrees that:

(1)	Steben is liable to Carr for any and all obligations arising out of transactions in or relating to the Account(s) of the Partnership.

(2)
If there is any change in this authorization or if Steben withdraws from the Partnership, declares bankruptcy or become insolvent, the undersigned will notify Carr in writing immediately. Until Carr has actually received such written notice, Carr shall be entitled to act in reliance on this authorization. The Partnership will indemnify Carr and hold it harmless from and against any loss suffered or liability incurred in continuing to act in reliance on this authorization prior to its actual receipt of such written notice.

(3)
Upon notice of the withdrawal, bankruptcy or insolvency of Steben as a partner of the Partnership, Carr is authorized in regard to the Account(s) of the Partnership to take such actions as are described in Section 15 of the Futures Account Agreement executed in the name of the Partnership for the purpose of terminating said Account(s) and satisfying any obligation the Partnership may have to it. Carr may take such actions as though Steben remained a partner, without prior notice to Steben or its administrators or assigns.

(4)
This Authorization shall be considered a part of the Futures Account Agreement with Carr executed in the name of the Partnership and shall cover, individually and collectively, all accounts of the Partnership at any time opened or reopened with Carr, and shall inure to the benefit of Carr and its successors and assigns.

Any and all past transactions between the Partnership and Carr of the kind provided for by this authorization are hereby ratified and approved.

Dated this 21st day of January, 2004.

STEBEN & COMPANY, INC.,
as General Partner of the Partnership

By:	/s/ Ken Steben

Name:	Ken Steben

Title:	President